Exhibit 99.1

China Yingxia International, Inc. Announces $2 Million Share Repurchase Program

    HARBIN, China, Oct. 9 /Xinhua-PRNewswire-FirstCall/ -- China Yingxia International, Inc. (OTC Bulletin Board: CYXI) ("China Yingxia" or "the Company"), a leading provider in the health and nutritional food industry engaged in the development, manufacture and distribution of nutritional food products, dietary supplements, and raw cactus plants in the People's Republic of China ("PRC"), today announced that the Board of Directors of the Company has approved and authorized a share repurchase program for up to $2 million of its common stock.

    China Yingxia will repurchase shares on the open market or through privately negotiated transactions through September 30, 2009, in compliance with the rules and regulations of the U.S. Securities and Exchange Commission. The final number of shares repurchased and the timing of the purchases will depend on market conditions, share price, applicable legal requirements, and other factors deemed appropriate by the Board of Directors. The repurchase program may be discontinued or expanded by the Board of Directors in the future.

    The repurchases will be funded with available cash on hand. As of August 14, 2008, the Company had 44.5 million common shares outstanding and approximately 10.9 million freely traded shares. Any shares repurchased by the Company in this program will reduce the number common shares outstanding.

    "Our strong balance sheet provides us with the opportunity to return value to our shareholders through a stock repurchase program without impacting our ability to engage in new investments for future growth. We have recently completed the most capital intensive phase of our growth plan by increasing production capacity. Now we will focus on expanding our franchisee-based distribution network and product offerings," said Ms. Yinxia Jiao, CEO and Chairwoman of China Yingxia. "We expect our cash position to further improve in the near future due to profitable operations, reduction in inventory and collection of receivables toward the end of the year. While our third quarter financial results have not been finalized, initial feedback from our sales department is positive. We remain confident in our competitive position in China's growing health and nutritional foods market," she added.

    About China Yingxia International, Inc.

    China Yingxia International, Inc., through its 100%-owned subsidiary, Harbin Yingxia Industrial Group Co., Ltd. ('Yingxia'), is primarily engaged in the development, production and sales of health food products in China. Yingxia is located in the Province of Heilongjiang, Peoples Republic of China. Yingxia's products include soybean-based foods and drinks, longgu golden millet enriched products, organic rice products, raw cacti, cactus and other herbal-based supplements, cosmetics, personal care products, and Nestle products.

    Safe Harbor Statement

    The statements contained herein that are not historical facts are "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates," "expect" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. In particular, our statements regarding the potential growth of the markets or forecasting financial results are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including but not limited to, general economic conditions and regulatory developments, not within our control. The factors discussed herein and expressed from time to time in our filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed or implied by such statements. The forward-looking statements are made only as of the date of this filing, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.